EXHIBIT 99:    Subscription Agreement

                   INTERACTIVE OUTDOORS, INC.
                     Subscription Agreement
1.   Investment:

The undersigned ("Buyer") subscribes for ________ Shares of Common Stock of Interactive Outdoors, Inc. at $0.25 per share.

Total subscription price ($0.25 times number of shares): = $____________.
PLEASE MAKE CHECKS PAYABLE TO:     Interactive Outdoors, Inc.

2.   Investor information:
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________________________________________________________________________
 Name (type or print)   SSN/EIN/Taxpayer I.D.

E-Mail address:____________________________
                                              __________________________
                                              __________________________
                                              __________________________
                                                  Address

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________________________________________________________________________
 Joint Name (type or print)    SSN/EIN/Taxpayer I.D

E-Mail address: ___________________________
                                              __________________________
                                              __________________________
                                              __________________________
                                                  Address (If different
                                                  from above)
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Mailing Address (if different fromv above):

________________________________________________________________________
         Street            City/State  Zip

Business                            Home
Phone: ( ) _____________________    Phone: ( ) _________________________

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3.   Type of ownership: (You must check one box)

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  __ Individual                  __ Custodian for ______________________
  __ Tenants in Common           __ Uniform Gifts to Minors Act of
                                  the State of: ________________________
  __ Joint Tenants with rights   __ Corporation (Inc., LLC, LP) -
   of Survivorship                Please List all officers,
                                  directors, partners, managers,
                                  etc.:
  __ Partnership (Limited
  __ Partnerships use
  __ "Corporation")
  __ Trust
  __ Community Property          __  Other (please explain)


4.    Further  Representations, Warrants  and  Covenants.   Buyer
  hereby represents warrants, covenants and agrees as follows:

     (a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.
     (b) Except as set forth in the Prospectus and the exhibits thereto, a copy of which Buyer acknowledges having received and reviewed, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer's sole discretion and judgment.
     (c) Buyer understands that his or her investment in the shares is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of the investment. Buyer is able to bear the economic risks of an investment in the offering and at the present time can afford a complete loss of such investment.
     (d) Buyer is under no legal disability nor is Buyer subject to any order which would prevent or interfere with Buyer's execution, delivery and performance of this Subscription Agreement or his or her purchase of the shares. The shares are being purchased solely for Buyer's own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the shares.
     (e) Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the shares, and (ii) a liquid net worth (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the shares indefinitely.
     (f) Buyer agrees that Buyer will not sell or otherwise transfer his or her shares, unless they are registered or otherwise exempt from registration under the Act and so authorized under any applicable securities laws governing the issuance and sale of securities.
     (g) If the Buyer is acting without a Purchaser Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the offering.
     (h) Buyer has been furnished with the Prospectus. Buyer has assessed the merit of this offering on his or her own or otherwise consulted exclusively with his or her attorney, accountant, or such other professional advisors with respect to any investment in the shares as Buyer deems necessary or advisable, and Buyer acknowledges that all documents, records and books pertaining to an investment in the shares have been made available for Buyer's inspection and analysis, and for inspection and analysis by such attorney, accountant and/or other professional advisors, and Buyer understands that the books and records of the Company will be made available to Buyer and his or her professional advisors upon reasonable notice for inspection during reasonable business hours at the Company's principal place of business. Buyer acknowledges that he or she and/or his or her professional advisors have had the opportunity to obtain any additional information requested in order to verify the accuracy of the contents of the Prospectus, and to ask questions and/or receive answers from the officers of the Company concerning the terms and conditions of this offering, the Prospectus and any additional information requested which Buyer and/or his or her professional advisors deemed necessary to evaluate the prudence of this investment and all such questions have been answered to the full satisfaction of Buyer, none of which answers are in any way inconsistent with the Prospectus.
     (i) Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the shares, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the offering.

5.   Indemnification

     (a) Buyer acknowledges an understanding of the meaning of the legal consequences of Buyer's representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.

6.   Acceptance of Subscription

     (a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer's Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of shares to be purchased hereunder following a partial rejection of this subscription.

7.   Governing Law

     (a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.



__________________________         INVESTOR SUBSCRIPTION ACCEPTED AS OF:
Signature of Buyer
                                   _______ day of ________________ ,
__________________________
Printed Name                       Interactive Outdoors, Inc.
                                   17 Seaman Road
__________________________         Poughkeepsie, New York 12601
Date
                                   By: ______________________________
                                          President

Deliver completed subscription agreements and checks to:
Interactive Outdoors, Inc.
17 Seaman Road
Poughkeepsie, New York 12601
(845) 483-7191




                     Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.